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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Agate Technologies, Inc. and subsidiaries on Form S-8 of our report, dated June 12, 2001, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Agate Technologies, Inc. and subsidiaries for the year ended March 31, 2001.



SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
December 19, 2001